UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2009

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants’ telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Thomas R. Saldin, Senior Vice President and General Counsel of IDACORP, Inc. and Idaho Power Company, has retired effective April 1, 2009.  On April 1, 2009, Idaho Power Company, including its parent IDACORP, Inc. and all subsidiaries and affiliates (collectively the “Company”), entered into a Consulting Agreement (“Agreement”) with Mr. Saldin.  The Agreement is for a nine month term from April 1, 2009 through December 31, 2009.  The Agreement provides that Mr. Saldin will provide legal and/or business consulting services that may be required by the Company from time to time during the term of the Agreement and that the Company will pay him a retainer of $3,000 per month for up to 20 hours of service per month.  The Agreement further provides that upon mutual agreement of the Company and Mr. Saldin, Mr. Saldin will provide additional services beyond 20 hours per month to the Company at a rate of $150 per hour.  Mr. Saldin will not work more than 25 hours per month without prior written consent.  The Agreement further provides that the Company may terminate the Agreement for cause and includes confidentiality provisions.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Number          Description

10.1                 Consulting Agreement, dated as of April 1, 2009, by and

between Thomas R. Saldin and Idaho Power Company,

including its parent IDACORP, Inc. and all subsidiaries and

affiliates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  April 3, 2009

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

INDEX TO EXHIBITS

Number          Description

10.1                 Consulting Agreement, dated as of April 1, 2009, by and

between Thomas R. Saldin and Idaho Power Company,

including its parent IDACORP, Inc. and all subsidiaries and

affiliates